Exhibit 99.1

Eliem Therapeutics Provides Strategic Update and Announces Leadership Transition

February 9, 2023

Company to focus on Kv7.2/3 channel opener program and development of lead candidate, ETX-123

Pausing clinical development of ETX-155 for Major Depressive Disorder (MDD) due to challenging capital environment

Implementing corporate reorganization to extend cash runway into 2027

SEATTLE and CAMBRIDGE, United Kingdom, Feb. 09, 2023 (GLOBE NEWSWIRE) -- Eliem Therapeutics, Inc. (Nasdaq: ELYM) (“Eliem” or the “Company”), a biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems, today provided a strategic business update and announced a leadership transition.

Pipeline Reprioritization

The Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to re-prioritize Eliem’s pipeline to focus on its high potential preclinical Kv7.2/3 program (“Kv7 Program”) and the development of its lead Kv7.2/3 candidate, ETX-123. Kv7.2/3 is a target that has clinical validation in epilepsy and pain, with further potential in depression disorders. Eliem has identified multiple Kv7.2/3 modulators in a novel and highly differentiated chemical space, and its lead candidate, ETX-123, has demonstrated excellent potency, selectivity, and in vivo anticonvulsant activity. The Company plans to commence a first-in-human Phase 1 trial in the first half of 2024.

In connection with its focus on the Kv7 Program, the Company will pause all further development of ETX-155, a novel GABAA receptor positive allosteric modulator neuroactive steroid (“GABA A PAM”) that is Phase 2-ready for major depressive disorder (MDD), with the potential to also pursue development in epilepsy. The Company has completed Phase 1 clinical trials, which demonstrated an encouraging pharmacokinetic, safety and tolerability profile for the 60-milligram dose of ETX-155. A Phase 2a clinical trial in subjects with MDD was ready to initiate in the current quarter. However, the Board determined that, given current capital market conditions and investor sentiment around the GABAA PAM opportunity in MDD, it is not in the best interests of the Company or its stockholders to invest in the Phase 2a MDD trial at this time. Eliem would like to thank employees, investigators and vendors who were operationalizing the Phase 2a clinical trial.

Corporate Reorganization and Leadership Transition

As a result of the decision to pause the development of ETX-155 and focus on the Kv7 Program, the Board has approved a corporate reorganization plan to conserve financial resources. As part of the reorganization, the Company will reduce its workforce by approximately 55% in the first half of 2023.

The Company will continue its focus on treatments for neuronal excitability disorders, and is retaining its core R&D team, led by Dr. Valerie Morisset, EVP R&D and Chief Scientific Officer. This team will carry on driving ETX-123 development forward and executing on other pipeline opportunities, including other opportunities for the Kv7 Program.

Eliem has also announced today that, in connection with this reorganization, Bob Azelby, president and chief executive officer, and a member of the Eliem Board, will be departing the Company and the Board imminently, and Andrew Levin, current Chairman of the Board, has been appointed as Executive Chairman overseeing the day-to-day operations of the Company, effective upon Mr. Azelby’s departure.

In addition, Erin Lavelle, executive vice president, chief operating officer and chief financial officer, and Jim Bucher, executive vice president and general counsel, will depart the Company following a short transition period.

“We are excited about this next chapter for Eliem with our encouraging Kv7 Program, utilizing a proven mechanism of action, which we believe has the potential to improve the lives of patients suffering from a variety of CNS disorders. We believe the Company is well positioned to execute on ETX-123 and the overall Kv7 Program, and our current balance sheet provides us significant runway to see the program through compelling data catalysts,” said Dr. Levin. “On behalf of the full Board, I extend my deepest gratitude to Bob, Erin, and Jim for their leadership and contributions to Eliem, and to our departing employees for all their efforts on behalf of the Company.”

The Company preliminarily estimates that its cash, cash equivalents and marketable securities were $123.6 million as of December 31, 2022. This preliminary estimate is not a comprehensive statement of the Company’s financial results for the year ended December 31, 2022 and has not been audited, reviewed, or compiled by its independent registered public accounting firm. The Company’s current cash, cash equivalents and marketable securities are expected to fund operations into 2027, with further guidance to be provided as clinical data is available for the Kv7 Program.

Overview of Eliem’s Kv7.2/3 Channel Opener Program

The Company’s preclinical program targets the Kv7.2/3 potassium channel (Kv7), a target that has clinical validation in pain and epilepsy.

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The Company has initiated the scaling up synthesis of its lead candidate ETX-123, to enable the initiation of IND-enabling safety studies, with Phase 1 studies planned to initiate in the first half of 2024.

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The Company’s novel Kv7 compounds, including additional pre-candidates, have demonstrated high potency and differentiated selectivity in electrophysiology assays, and in vivo anticonvulsant activity in the maximal electroshock seizure (MES) rat model.

•	The Company has filed foundational intellectual property claims on its novel Kv7 compounds.

About Eliem Therapeutics, Inc.

Eliem Therapeutics, Inc. is a biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems. These disorders often occur when neurons are overly excited or inhibited, leading to an imbalance, and our focus is on restoring homeostasis. We are developing a pipeline of clinically differentiated product candidates focused on validated mechanisms of action with broad therapeutic potential to deliver improved therapeutics for patients with these disorders. Eliem channels its experience, energy, and passion for improving patients’ quality of life to fuel our efforts to develop life-changing novel therapies. At its core, the Eliem team is motivated by the promise of helping patients live happier, more fulfilling lives. https://eliemtx.com/

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: the advancement of Eliem’s pipeline; the continued development and clinical and therapeutic potential of Eliem’s Kv7 channel opener program; Eliem’s planned activities and expectations for the Kv7 channel opener program, including the initiation of IND-enabling safety studies and Phase 1 studies, and the timing thereof; Eliem’s belief that it is well financed and that its current cash, cash equivalents and marketable securities will fund operations into 2027; Eliem’s commitment to developing therapies targeting neuronal excitability disorders; and certain of Eliem’s preliminary financial results as of December 31, 2022. Words such as “advanced,” “believe,” “encouraging,” “excited,” “expected,” “focus,” “initiate,” “planned,” “positioned,” “potential,” “progressing,” “remain,” “reported,” “would,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Eliem’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of the Kv7 program; risks related to the potential failure of the Kv7 program to demonstrate safety and efficacy in clinical testing; Eliem’s ability to initiate and conduct clinical trials and studies of Kv7 program sufficient to achieve a positive completion; Eliem’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem’s preclinical and clinical development activities; the sufficiency of Eliem’s capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem’s compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the COVID-19 pandemic; and other factors discussed under the caption “Risk Factors” in Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022. This filing is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in Eliem’s other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investors

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media

Andy Brimmer / Jamie Moser / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449